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Exhibit 10.2

OWENS-ILLINOIS, INC.
INCENTIVE BONUS PLAN

1.    Purpose of the Plan

        The purpose of the Owens-Illinois, Inc. Incentive Bonus Plan is to provide for the payment of periodic cash bonuses to certain key employees of the Company and its Subsidiaries that qualify for income tax deduction by the Company.

2.    Definitions

        The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

  (a)
  Award: A periodic cash bonus award granted pursuant to the Plan.

  (b)
  Board: The Board of Directors of the Company.

  (c)
  Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

  (d)
  Committee: The Compensation Committee of the Board (or a subcommittee thereof), or any successor thereto or any other committee designated by the Board to assume the obligations of the Committee hereunder.

  (e)
  Company: Owens-Illinois, Inc., a Delaware corporation.

  (f)
  Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 13 of the Plan.

  (g)
  Participant: A senior executive of the Company or any of its Subsidiaries who is selected by the Committee to participate in the Plan pursuant to Section 4 of the Plan.

  (h)
  Performance Period: The calendar year or any other period that the Committee, in its sole discretion, may determine.

  (i)
  Plan: This Owens-Illinois, Inc. Incentive Bonus Plan, as amended from time to time.

  (j)
  Shares: Shares of common stock, par value $0.01 per share, of the Company.

  (k)
  Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.    Administration

        The Plan shall be administered by the Committee. The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

4.    Eligibility and Participation

        The Committee shall designate those persons who shall be Participants for each Performance Period.

5.    Awards

        (a)    Performance Goals.    A Participant's Award shall be determined based on the attainment of written performance goals approved by the Committee for a Performance Period established by the Committee (i) while the outcome for the Performance Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the performance goal relates or, if the Performance Period is less than one year, the number of days which is equal to 25 percent of the relevant Performance Period. The performance goals, which must be objective, shall be based upon one or more or the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) cost reduction goals; (xx) return on sales; (xxi) gross margin; (xxii) debt reduction; (xxiii) new product launches; (xxiv) completion of joint ventures, divestitures, acquisitions or other corporate transactions; (xxv) new business or expansion of customers or clients; or (xxvi) productivity improvement. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Committee may adjust, modify or amend the above business criteria, either in establishing any performance goal or in determining the extent to which any performance goal has been achieved. Without limiting the generality of the foregoing, the Committee shall have the authority, at the time it establishes the performance goals for the applicable Performance Period, to make equitable adjustments in the business criteria in recognition of unusual or non-recurring events affecting the Company or its operating units, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, or as the Committee determines to be appropriate to reflect a true measurement of the profitability of the Company or its operating units, as applicable and to otherwise satisfy the objectives of this Plan. The maximum amount of an Award to any Participant with respect to a fiscal year of the Company shall be $5,000,000.

        (b)    Payment.    The Committee shall determine whether, with respect to a Performance Period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Award, and to determine if the applicable Award shall be paid in cash or in the form of equity of the Company in conjunction with the Company's Amended and Restated 1997 Equity Participation Plan (or successor plan). No Awards will be paid for such Performance Period until such certification is made by the Committee. The amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee. The amount of the Award determined by the Committee for a Performance Period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such Performance Period; provided, however, that the Committee may require a Participant, to the extent consistent with the provisions of Section 162(m) of the Code, to defer payment of an Award.

        (c)    Designation of Beneficiary.    In the event of the death of a Participant, any payment due under this Plan shall be made to the Participant's estate or beneficiary designated in accordance with Committee rules.

6.    Amendments or Termination

        The Board or the Committee may amend, alter or terminate the Plan; provided, however, that any such amendments shall comply with the applicable requirements for exemption (to the extent necessary) under Section 162(m) of the Code.

7.    No Right to Employment

        Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Subsidiaries.

8.    Nontransferability of Awards

        An award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

9.    Reduction of Awards

        Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may reduce any amounts payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant.

10.    Withholding.

        The Company or any Subsidiary making a payment under this Plan shall withhold therefrom such amounts as may be required by federal, state or local law, and the amount payable under the Plan to the person entitled thereto shall be reduced by the amount so withheld.

11.    Choice of Law

        The Plan shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed in the State of Ohio.

12.    Effectiveness of the Plan

        The Plan shall be effective as of March 30, 2004, subject to its approval by shareholders of the Company in the manner required by Section 162(m) of the Code.

* * * *

        I hereby certify that the foregoing Plan was duly adopted by the Compensation Committee of the Board of Directors of Owens-Illinois, Inc. on March 26, 2004.

        Executed as of the 26th day of March, 2004.

By:	/s/ JAMES W. BAEHREN Secretary

Corporate Seal

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OWENS-ILLINOIS, INC. INCENTIVE BONUS PLAN